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Exhibit 5.1

Consent of Independent Auditor

        We hereby consent to the incorporation by reference in this registration statement of Enbridge Inc. (the "Corporation") on Form F-10 (the "Registration Statement") of our report to the shareholders of the Corporation dated February 17, 2017, relating to the consolidated financial statements of the Corporation as at December 31, 2016 and 2015 and the effectiveness of internal control over financial reporting as at December 31, 2016.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Chartered Professional Accountants
Calgary, Alberta, Canada

September 14, 2017

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  Exhibit 5.1
Consent of Independent Auditor